Exhibit 32

Certification by pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of National Lampoon, Inc and Subsidiaries (the "Company") on Form 10-QSB for the period ending April 30, 2007 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the "Report"), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Dated: June 14, 2007	/s/ Daniel S. Laikin
Daniel S. Laikin, Chief Executive Officer

Dated: June 14, 2007	/s/ David M. Kane
David M. Kane, Interim Chief Financial Officer and Principal Accounting Officer